UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2005
Date of report (Date of earliest event reported)

ARDEN REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12193	95-4578533
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 966-2600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2004, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Arden Realty, Inc. (the “Company”) approved a cash bonus plan, under which the Company’s top six executive officers have the potential to receive cash bonuses which are paid semiannually. Target bonuses vary based on the executive’s base salary and generally range from 0% to 125% of base salary. The amount of any target bonus actually paid will be based on the achievement of (i) certain individual performance objectives tailored to each executive’s role in the Company and (ii) certain Company performance objectives tied to the Company’s Funds From Operations for the year ended December 31, 2004.

In accordance with the above referenced plan, on January 28, 2005, the Compensation Committee approved the second part of the cash bonuses for total cash bonuses for 2004 as follows:

Richard Ziman	$896,700
Victor Coleman	$640,500
Andrew Sobel	$520,208
Richard Davis	$418,704
Robert Peddicord	$418,704
David Swartz	$291,824

On October 8, 2004, the Compensation Committee approved the issuance of 82,500 shares of restricted stock to certain executive officers of the Company as follows:

Richard Ziman	35,600
Victor Coleman	21,500
Richard Davis	10,300
Robert Peddicord	10,300
David Swartz	4,800

A form of the Restricted Stock Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

10.1	Form of the Restricted Stock Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005	ARDEN REALTY, INC.
	By:	/s/ RICHARD S. DAVIS
Richard S. Davis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit	Document

10.1	Form of Restricted Stock Agreement.

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